Exhibit 99.1

FOR IMMEDIATE RELEASE: May 8, 2006

CONTACT:	Donald W. Jewell	Patrick W. Hurley
	Interim Chief Executive Officer	Chief Financial Officer
	Sport-Haley, Inc.	Sport-Haley, Inc.
	(303) 320-8800	(303) 320-8800

SPORT-HALEY, INC. ANNOUNCES APPOINTMENT OF

JAN BEEMER AS CUSTOMER RELATIONS LIAISON

Denver, Colorado – May 8, 2006 - Sport-Haley, Inc. (NASDAQ NMS: SPOR) (“Sport-Haley”) today announced the appointment of Jan Beemer to the position of Customer Relations Liaison. Ms. Beemer brings over twenty years of golf industry and retail merchandising experience to Sport-Haley, having worked on both the customer and vendor sides of the golf apparel business for such companies as The Broadmoor in Colorado Springs, Cutter & Buck and AHEAD.

“Jan is a wonderful addition to our management team. She will fill a pivotal management role by providing an unparalleled level of customer service to our major customers,” commented Don Jewell, our Interim Chief Executive Officer. “Working as a strategic liaison with our major accounts, Jan will provide exceptional knowledge and experience in areas that include, but are not limited to, in-store visual merchandising, sell through, order management and customer inventory levels.”

“I’m very excited to be part of the Sport-Haley/Ben Hogan family of brands,” Jan said. “It’s great to be part of an organization that truly cares about their customers and the quality of products they distribute, and I plan to carry that same high standard of quality through the customer relations process.”

Sport-Haley, Inc. designs, purchases, contracts for the manufacture of and markets women’s and men’s fashion golf apparel and outerwear under the SPORT HALEY™ and Ben Hogan® labels. Its fashion golf apparel collections, known for their innovative designs, quality fabrics, generous fits and classic styles, are primarily marketed in the premium and mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, resorts and exclusive department stores within the United States and by certain distributors within international markets. Ben Hogan® apparel and Top-Flite™ apparel are distributed pursuant to a licensing agreement between Sport-Haley and Callaway Golf Company (“Callaway”). Sport-Haley received approval from Callaway for Reserve Apparel Group LLC (“Reserve Apparel”) to distribute Top-Flite™ apparel exclusively to Wal-Mart Stores in accordance with a joint venture agreement between Sport-Haley, Inc. and Explorer Gear USA. In March 2006, Reserve Apparel made the first deliveries of Top-Flite™ apparel to Wal-Mart Stores.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “appear” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of Sport-Haley’s business, the markets for its products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The reader should be aware that Sport-Haley’s actual results could differ materially from those contained in forward-looking statements. Sport-Haley’s financial condition and the results of its operations will depend on a number of factors, including, but not limited to, the following: its ability to control costs and expenses; its ability to successfully anticipate fashion trends, design favorably accepted fashion golf apparel, effectively advertise and communicate within the marketplace, and penetrate its chosen distribution channels; its ability to successfully forecast sales and optimize inventory levels; its ability to successfully manage risks associated with the trend of increasing sales with respect to licensed apparel, such as its Ben Hogan® apparel collections; relations with and performance of suppliers; competition within golf apparel markets; business conditions and growth in the fashion golf apparel market and the general economy; political and international trade relations; changes in international trade quota systems for apparel; consumer spending on golf apparel; general global economic and political conditions resulting from threats or acts of war or terrorism and responses thereto; timely performance of third parties, such as freight forwarders, including risks of labor disputes and/or labor strikes; changes in product mix; inventory risks due to shifts in market and/or price erosion of purchased apparel; lost or reduced manufacturing capacity of significant suppliers; loss or delay of shipments from foreign suppliers; access to capital; maintaining satisfactory relationships with commercial banking institutions; and, establishing controls with regard to and maintaining the integrity of technology and information systems. The reader should not place undue reliance on any forward-looking statements. Neither Sport-Haley nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

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